United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600, Saint Louis, Missouri		63141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 23, 2018, Perficient, Inc. ("the Company") held its 2018 Annual Meeting of Stockholders. The holders of 30,200,434 shares of Common Stock, or 86% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, which represented a quorum. At the meeting, the stockholders voted on the following three proposals and cast their votes as follows to approve such proposals:

Proposal 1: To elect the following six nominees to the Company’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Jeffrey S. Davis	27,053,549	1,212,780	1,433	1,932,672
Ralph C. Derrickson	24,419,475	3,549,658	298,629	1,932,672
James R. Kackley	26,258,283	1,958,139	51,340	1,932,672
David S. Lundeen	27,741,886	484,428	41,448	1,932,672
Brian L. Matthews	26,661,524	1,558,764	47,474	1,932,672
Gary M. Wimberly	28,060,530	160,359	46,873	1,932,672

Proposal 2: To approve the advisory resolution relating to the 2017 executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
27,105,765	1,119,051	42,946	1,932,672

Proposal 3: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes Cast For	Votes Cast Against	Abstentions
29,932,271	258,211	9,952

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

May 24, 2018	By: /s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer